UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Cinemark Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5490327

(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

3900 Dallas Parkway, Suite 500
Plano, Texas	75093

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-140390
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to Be Registered.
     The information required by this Item 1 is set forth under the caption “Description of Capital Stock” in the Registrant’s registration statement on Form S-1 as filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2007 (Registration No. 333-140390) (the "Registration Statement”), as amended pursuant to Amendment No. 1 to the Registration Statement as filed with the SEC on March 16, 2007, as amended pursuant to Amendment No. 2 to the Registration Statement as filed with the SEC on April 9, 2007, and as may hereafter be amended, covering the offer and sale of shares of the class of securities to be registered hereby, which description is incorporated herein by reference. In addition, any description under the caption “Description of Capital Stock” in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, as amended, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CINEMARK HOLDINGS, INC.

Date: April 9, 2007	By:	/s/ Michael Cavalier
Michael D. Cavalier
Senior Vice President – General Counsel